EXHIBIT 99

Zoetis Reports Second Quarter 2013 Results

•	Second Quarter 2013 Revenue of $1.11 Billion Increased 2% Compared to Second Quarter 2012

•	Second Quarter 2013 Reported Net Income of $128 Million, or Diluted EPS of $0.26, Decreased 26%, Compared to Second Quarter 2012

•	Second Quarter 2013 Adjusted Net Income of $178 Million, or Adjusted Diluted EPS[1] of $0.36, Increased 1% and 3%, respectively, Compared to Second Quarter 2012

•	Reaffirms Full-Year 2013 Adjusted Diluted EPS[1] Guidance of $1.36 - $1.42

FLORHAM PARK, NJ, Aug. 6, 2013 - Zoetis Inc. (NYSE: ZTS), a former business unit of Pfizer Inc., today reported its financial results for the second quarter of 2013. The company reported revenue of $1.11 billion for the second quarter, an increase of 2% from the second quarter of 2012. Revenue reflected an operational2 increase of 4%, with foreign currency having a negative impact of 2 percentage points.

Net income for the second quarter of 2013 was $128 million, or $0.26 per diluted share, a decrease of 26%, compared to the second quarter of 2012. Adjusted net income1 for the second quarter of 2013 was $178 million, or $0.36 per diluted share, an increase of 1% and 3%, respectively, compared to the second quarter of 2012. Adjusted net income1 for the second quarter of 2013 excludes the net impact of $50 million, or $0.10 per diluted share, for purchase accounting adjustments, acquisition-related costs and certain significant items.

EXECUTIVE COMMENTARY
“In the second quarter, we achieved positive financial results while we completed our separation from Pfizer and continued delivering product innovations such as the approval of APOQUEL in the U.S.,” said Zoetis Chief Executive Officer Juan Ramón Alaix. “Our global scale, local presence and diverse portfolio again helped us deliver growth in sales and adjusted earnings, despite ongoing weather-related challenges and economic issues.”

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“The company performance - both for the quarter and year-to-date - further illustrates the commitment and talent of our people and the strength of our business model,” said Alaix. “As we look ahead, we remain confident in our ability to fully stand up our new company, while meeting our customers' needs for innovative animal health medicines and vaccines.”

“This quarter, we have made good progress on building out our infrastructure. I am pleased with our financial results year-to-date, and we are reaffirming our guidance for full year 2013,” said Rick Passov, Executive Vice President and Chief Financial Officer of Zoetis.

QUARTERLY HIGHLIGHTS
Zoetis organizes and manages its business across four regional operating segments: the United States (U.S.); Europe/Africa/Middle East (EuAfME); Canada/Latin America (CLAR); and Asia/Pacific (APAC). Within each of these regional segments, the company delivers a diverse portfolio of products for livestock and companion animals tailored to local trends and customer needs.

In the second quarter of 2013:

•
Revenue in the U.S. was $437 million, an increase of 4% over the second quarter of 2012. Growth in sales of livestock products was driven by cattle, swine and poultry. Growth in sales of companion animal products was driven by increases in small animal products, partially offset by continued contraction in the equine market.

•
Revenue in EuAfME was $278 million, an increase of 1% operationally over the second quarter of 2012. Sales of companion animal products benefited from increased sales associated with third-party manufacturing agreements; excluding these sales, companion animal product sales were relatively flat. Sales of livestock products declined, due primarily to lower sales of cattle products resulting from cold weather conditions and overall economic weakness in Europe, partially offset by growth in swine and poultry products.

•
Revenue in CLAR was $213 million, an increase of 4% operationally over the second quarter of 2012. Sales of companion animal products increased in the quarter, largely due to increased demand and marketing programs, primarily in Brazil and Mexico, and were slightly offset by lower sales in Canada. Growth in sales of livestock products was driven primarily by poultry and swine, while sales of cattle products declined.

•
Revenue in APAC was $186 million, an increase of 7% operationally over the second quarter of 2012. Sales of companion animal products were favorably impacted by the continued introduction of new products. Growth of livestock product sales was driven by swine products and the continued launch of new vaccines, while drought conditions continued to negatively impact the sale of cattle products in Australia.

Zoetis continues to drive demand and strengthen its diverse portfolio of products through brand lifecycle management, strong customer relationships and access to new markets and technologies. With an expansive and diverse product portfolio, the company focuses on improving the performance

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and delivery of current product lines; expanding product indications across species; and pursuing approvals across new geographies. Some recent highlights include:

•
APOQUEL®, First approval of novel JAK-1 inhibitor -- The U.S. FDA approved APOQUEL (oclacitinib tablet) on May 16th for the control of pruritus associated with allergic dermatitis and the control of atopic dermatitis in dogs at least 12 months of age. Pruritus, or itching, is the most common sign of allergies in dogs. Developed by Zoetis, APOQUEL is the first Janus kinase (JAK) inhibitor approved for veterinary use that targets the itch and inflammation pathway and marks a significant improvement in the standard of care veterinarians can offer. APOQUEL provides fast-acting relief from itching and improves inflammation for the estimated 8.2 million dogs in the U.S. that suffer from short- and long-term allergic skin conditions. Meanwhile, in Europe, the CVMP (Committee for Veterinary Medicinal Products) has adopted a positive opinion recommending the granting of a market authorization for APOQUEL, an important step in the approval process with the EU Commission; the company also continues pursuing approvals of APOQUEL in additional markets.

•
Progress with China Joint Venture - Zoetis's joint venture in Jilin, China, has received approval for RUI LAN AN™ - a new high standard of innovation against highly pathogenic porcine reproductive and respiratory syndrome (HP PRRS). This vaccine is a key milestone for Zoetis's business in China. The vaccine combines the global expertise of Zoetis and a strong local vaccine development program to address vaccine needs of swine producers in China, the world's leading pork-producing nation. The joint venture was established in 2011 to develop, manufacture and distribute animal health vaccines in China.

•
Managing Brand Lifecycles -- Zoetis continues strengthening its diverse portfolio of medicines and vaccines with new approvals in additional markets and new formulations for existing brands. For example, FOSTERA® PCV is a vaccine for swine and achieved its latest approvals in Brazil and Japan this quarter; it helps limit the very costly consequences of PCV-associated disease that could compromise herd health and performance. Meanwhile in poultry, the POULVAC® IB QX vaccine, which was first approved in France in 2010, was recently granted registration in the German market; it has also been registered in Romania, Bulgaria and South Africa. In the case of new formulations, DRAXXIN® is an anti-infective for livestock that was first approved in Europe in 2003, and this quarter the DRAXXIN® 25 (tulathromycin) Injectable Solution was approved in the U.S. at a new, lower concentration (of tulathromycin), which is more suitable for swine. BOVI-SHIELD GOLD ONE SHOT™ was also approved in the U.S. in July. It is a vaccine for cattle to help prevent certain respiratory diseases and gives the company a competitive combination product in this area.

FINANCIAL GUIDANCE AND COMMENTARY
Zoetis's guidance for full-year 2013 reflects the company's confidence in the diversity of its portfolio, the strength of its business model, and its view of the evolving market conditions for animal health products this year.

Zoetis reaffirmed its financial guidance for full-year 2013, including revenue of between $4.425 billion to $4.525 billion. The company also expects to achieve reported diluted EPS for the full year of between $1.00 to $1.06 per share, which includes the impact of nonrecurring costs of $200 million to $240 million, primarily associated with becoming a standalone public company. Adjusted diluted EPS1 for the full year is expected to be between $1.36 to $1.42 per share, excluding purchase

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accounting adjustments, acquisition-related costs and certain significant items. Additional guidance on other items such as tax rate and expenses are included in the financial tables and will be discussed on the company's conference call.

WEBCAST & CONFERENCE CALL DETAILS
Zoetis will host a webcast and conference call at 8:30 a.m. (EDT) today, during which company executives will review second quarter financial results, discuss 2013 financial guidance, and respond to questions from financial analysts. Investors and the public may access the live webcast by visiting the Zoetis website at http://www.zoetis.com/events-and-presentations. A replay of the webcast will be archived and made available on Aug. 6, 2013.

About Zoetis
Zoetis (zô-EH-tis) is the leading animal health company, dedicated to supporting its customers and their businesses. Building on a 60-year history as the animal health business of Pfizer, Zoetis discovers, develops, manufactures and markets veterinary vaccines and medicines, with a focus on both farm and companion animals.  In 2012, the company generated annual revenues of $4.3 billion. With approximately 9,300 employees worldwide at the beginning of 2013, Zoetis has a local presence in approximately 70 countries, including 29 manufacturing facilities in 11 countries. Its products serve veterinarians, livestock producers and people who raise and care for farm and companion animals in 120 countries. For more information on the company, visit www.zoetis.com.

1 Adjusted net income and adjusted diluted earnings per share (non-GAAP financial measures) are defined as reported net income attributable to Zoetis and reported diluted earnings per share, excluding purchase accounting adjustments, acquisition-related costs and certain significant items.

2 Operational revenue growth is defined as revenue growth excluding the impact of foreign exchange.

DISCLOSURE NOTICES
Forward-Looking Statements: This press release contains forward-looking statements, which reflect Zoetis's current views with respect to business plans or prospects, future operating or financial performance, and other future events. These statements are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties. If one or more of these risks or uncertainties materialize, or if management's underlying assumptions prove to be incorrect, actual results may differ materially from those contemplated by a forward-looking statement. Forward-looking statements speak only as of the date on which they are made. Zoetis expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including in the sections thereof captioned “Forward-Looking Information and Factors That May Affect Future Results” and “Item 1A. Risk Factors,” in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K. These filings and subsequent filings are available online at www.sec.gov, www.zoetis.com, or on request from Zoetis.

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Use of Non-GAAP Financial Measures: We use non-GAAP financial measures, such as adjusted net income and adjusted diluted earnings per share, to assess and analyze our operational results and trends and to make financial and operational decisions. We believe these non-GAAP financial measures are also useful to investors because they provide greater transparency regarding our operating performance. The non-GAAP financial measures included in this press release should not be considered alternatives to measurements required by GAAP, such as net income, operating income, and earnings per share, and should not be considered measures of liquidity. These non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliation of non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release and are posted on our website at www.zoetis.com.

Internet Posting of Information: We routinely post information that may be important to investors in the 'Investors' section of our web site at www.zoetis.com, on our Facebook page at http://www.facebook.com/zoetis and on Twitter @zoetis. We encourage investors and potential investors to consult our website regularly and to follow us on Facebook and Twitter for important information about us.

Media Contacts:	Investor Contacts:
Bill Price	Dina Fede
1-973-443-2742 (o)	1-973-443-2929 (o)
william.price@zoetis.com

Elinore White	John O'Connor
1-973-443-2835 (o)	1-973-822-7088 (o)
elinore.y.white@zoetis.com

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ZOETIS INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF INCOME(a)
(UNAUDITED)
(millions of dollars, except per share data)

	Second Quarter		% Incr./	Six Months		% Incr./
	2013	2012	(Decr.)	2013	2012	(Decr.)
Revenue	$1,114	$1,094	2	$2,204	$2,141	3
Costs and expenses:
Cost of sales(b)	416	378	10	818	771	6
Selling, general and administrative expenses(b)	399	344	16	756	682	11
Research and development expenses(b)	95	92	3	185	194	(5)
Amortization of intangible assets(c)	15	16	(6)	30	32	(6)
Restructuring charges and certain acquisition-related costs	(20)	24	*	(13)	49	*
Interest expense	32	8	*	54	16	*
Other (income)/deductions–net	(10)	(20)	(50)	(5)	(26)	(81)
Income before provision for taxes on income	187	252	(26)	379	423	(10)
Provision for taxes on income	59	79	(25)	111	138	(20)
Net income before allocation to noncontrolling interests	128	173	(26)	268	285	(6)
Less: Net income attributable to noncontrolling interests	—	—	—	—	1	(100)
Net income attributable to Zoetis	$128	$173	(26)	$268	$284	(6)

Earnings per share—basic	$0.26	$0.35	(26)	$0.54	$0.57	(5)

Earnings per share—diluted	$0.26	$0.35	(26)	$0.54	$0.57	(5)

Weighted-average shares used to calculate earnings per share (in thousands)
Basic	500,000	500,000		500,000	500,000
Diluted	500,217	500,000		500,164	500,000

* Calculation not meaningful

(a)
The condensed consolidated and combined statements of income present the three and six months ended June 30, 2013 and July 1, 2012. Subsidiaries operating outside the United States are included for the three and six months ended May 26, 2013 and May 27, 2012.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended June 30, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$1,114	$—	$—	$—	$1,114
Cost of sales(b)	416	(1)	(2)	(13)	400
Gross profit	698	1	2	13	714
Selling, general and administrative expenses(b)	399	—	—	(60)	339
Research and development expenses(b)	95	—	—	(4)	91
Amortization of intangible assets(c)	15	(12)	—	—	3
Restructuring charges and certain acquisition-related costs	(20)	—	(7)	27	—
Interest expense	32	—	—	—	32
Other (income)/deductions–net	(10)	—	—	7	(3)
Income before provision for taxes on income	187	13	9	43	252
Provision for taxes on income	59	4	3	8	74
Net income attributable to Zoetis	128	9	6	35	178
Earnings per common share attributable to Zoetis–diluted(d)	0.26	0.02	0.01	0.07	0.36

	Six Months ended June 30, 2013
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenue	$2,204	$—	$—	$—	$2,204
Cost of sales(b)	818	(2)	(2)	(16)	798
Gross profit	1,386	2	2	16	1,406
Selling, general and administrative expenses(b)	756	—	—	(95)	661
Research and development expenses(b)	185	—	—	(4)	181
Amortization of intangible assets(c)	30	(23)	—	—	7
Restructuring charges and certain acquisition-related costs	(13)	—	(13)	26	—
Interest expense	54	—	—	—	54
Other (income)/deductions–net	(5)	—	—	4	(1)
Income before provision for taxes on income	379	25	15	85	504
Provision for taxes on income	111	8	5	23	147
Net income attributable to Zoetis	268	17	10	62	357
Earnings per common share attributable to Zoetis–diluted(d)	0.54	0.03	0.02	0.12	0.71

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

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(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars, except per share data)

	Quarter ended July 1, 2012
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenues	$1,094	$—	$—	$—	$1,094
Cost of sales(b)	378	(1)	(2)	7	382
Gross profit	716	1	2	(7)	712
Selling, general and administrative expenses(b)	344	1	—	6	351
Research and development expenses(b)	92	—	—	(1)	91
Amortization of intangible assets(c)	16	(13)	—	—	3
Restructuring charges and certain acquisition-related costs	24	—	(13)	(11)	—
Interest expense	8	—	—	—	8
Other (income)/deductions–net	(20)	—	—	13	(7)
Income before provision for taxes on income	252	13	15	(14)	266
Provision for taxes on income	79	5	5	1	90
Net income attributable to Zoetis	173	8	10	(15)	176
Earnings per common share attributable to Zoetis–diluted(d)	0.35	0.02	0.02	(0.03)	0.35

	Six months ended July 1, 2012
	GAAP Reported(1)	Purchase Accounting Adjustments	Acquisition- Related Costs(2)	Certain Significant Items(3)	Non-GAAP Adjusted(a)
Revenues	$2,141	$—	$—	$—	$2,141
Cost of sales(b)	771	(2)	(5)	6	770
Gross profit	1,370	2	5	(6)	1,371
Selling, general and administrative expenses(b)	682	1	—	(1)	682
Research and development expenses(b)	194	—	—	(10)	184
Amortization of intangible assets(c)	32	(25)	—	—	7
Restructuring charges and certain acquisition-related costs	49	—	(24)	(25)	—
Interest expense	16	—	—	—	16
Other (income)/deductions–net	(26)	—	—	13	(13)
Income before provision for taxes on income	423	26	29	17	495
Provision for taxes on income	138	9	10	9	166
Income from continuing operations	285	17	19	8	329
Net income attributable to noncontrolling interests	1	—	—	—	1
Net income attributable to Zoetis	284	17	19	8	328
Earnings per common share attributable to Zoetis–diluted(d)	0.57	0.03	0.04	0.02	0.66

(a)
Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS. Despite the importance of these measures to management in goal setting and performance measurement, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Non-GAAP adjusted net income and its components and non-GAAP adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance.

(b)	Exclusive of amortization of intangible assets, except as discussed in footnote (c) below.

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(c)
Amortization expense related to finite-lived acquired intangible assets that contribute to our ability to sell, manufacture, research, market and distribute products, compounds and intellectual property is included in Amortization of intangible assets as these intangible assets benefit multiple business functions. Amortization expense related to acquired intangible assets that are associated with a single function is included in Cost of sales, Selling, general and administrative expenses or Research and development expenses, as appropriate.

(d)	EPS amounts may not add due to rounding.
See Notes to Reconciliation of GAAP Reported to Non-GAAP Adjusted Information for notes (1), (2) and (3).
Certain amounts may reflect rounding adjustments.

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ZOETIS INC.
NOTES TO RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
CERTAIN LINE ITEMS
(UNAUDITED)
(millions of dollars)

(1)
The condensed consolidated and combined statements of income present the three and six months ended June 30, 2013 and July 1, 2012. Subsidiaries operating outside the United States are included for the three and six months ended May 26, 2013 and May 27, 2012.

(2)	Acquisition-related costs include the following:

	Second Quarter		Six Months
	2013	2012	2013	2012
Integration costs(a)	$10	$12	$14	$21
Restructuring charges(b)	(1)	1	1	3
Additional depreciation—asset restructuring(c)	—	2	—	5
Total acquisition-related costs—pre-tax	9	15	15	29
Income taxes(d)	3	5	5	10
Total acquisition-related costs—net of tax	$6	$10	$10	$19

(a)
Integration costs represent external, incremental costs directly related to integrating acquired businesses and primarily include expenditures for consulting and the integration of systems and processes. Included in Cost of sales ($2 million) and Restructuring charges and certain acquisition-related costs ($8 million) for the three months ended June 30, 2013. Included in Cost of sales ($2 million) and Restructuring charges and certain acquisition-related costs ($12 million) for the six months ended June 30, 2013. Included in Restructuring charges and certain acquisition-related costs for the three and six months ended July 1, 2012.

(b)
Restructuring charges are associated with employees, assets and activities that will not continue with the company. All of these costs are included in Restructuring charges and certain acquisition-related costs.

(c)	Represents the impact of changes in the estimated lives of assets involved in restructuring actions. Included in Cost of sales for the three and six months ended July 1, 2012.

(d)	Included in Provision for taxes on income.
(3) Certain significant items include the following:

	Second Quarter		Six Months
	2013	2012	2013	2012
Restructuring charges(a)	$(27)	$11	$(26)	$25
Implementation costs and additional depreciation—asset restructuring(b)	1	1	3	11
Certain asset impairment charges(c)	—	—	1	—
Net gain on sale of assets(d)	(6)	—	(6)	—
Stand-up costs(e)	77	—	111	—
Other(f)	(2)	(26)	2	(19)
Total certain significant items—pre-tax	43	(14)	85	17
Income taxes(g)	8	1	23	9
Total certain significant items—net of tax	$35	$(15)	$62	$8

(a)
Represents restructuring charges incurred for our cost-reduction/productivity initiatives. For the three and six months ended June 30, 2013, includes a decrease in employee termination expenses relating to the reversal of a previously established termination reserve related to our operations in Europe. Included in Restructuring charges and certain acquisition-related costs.

(b)
Related to our cost-reduction/productivity initiatives. Included in Cost of sales for the three months ended June 30, 2013. Included in Cost of sales ($1 million) and Selling, general and administrative expenses ($2 million) for the six months ended June 30, 2013. Included in Selling, general and administrative expenses for the three months ended July 1, 2012. Included in Research and development expenses ($10 million) and Selling, general and administrative expenses ($1 million) for the six months ended July 1, 2012.

(c)	Included in Other (income)/deductions—net for the six months ended June 30, 2013.

(d)	Included in Other (income)/deductions—net for the three and six months ended June 30, 2013.

(e)
Represents certain nonrecurring costs related to becoming a standalone public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation, accelerated vesting and associated cash payment related to certain Pfizer equity awards, and certain legal registration and patent assignment costs. Included in Cost of sales ($13 million), Selling, general and administrative expenses ($60 million) and Research and development expenses ($4 million) for the three months ended June 30, 2013. Included in Cost

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of sales ($15 million), Selling, general and administrative expenses ($92 million) and Research and development expenses ($4 million) for the six months ended June 30, 2013.

(f)
For the three and six months ended June 30, 2012, primarily relates to income related to a favorable legal settlement for an intellectual property matter ($14 million) and income due to a change in estimate related to transitional manufacturing purchase agreements associated with divestitures ($5 million).

(g)
Included in Provision for taxes on income. Income taxes include the tax effect of the associated pre-tax amounts, calculated by determining the jurisdictional location of the pre-tax amounts and applying that jurisdiction's applicable tax rate.

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ZOETIS INC.
ADJUSTED SELECTED COSTS AND EXPENSES(a)
(UNAUDITED)
(millions of dollars)

			% Change
	Second Quarter		(Favorable)/Unfavorable
	2013	2012	Total	Foreign exchange	Operational
Adjusted cost of sales(a)	$400	$382	5%	(4)%	9%
As a percent of revenue	35.9%	34.9%	NA	NA	NA
Adjusted SG&A expenses(a)	339	351	(3)%	(1)%	(2)%
Adjusted R&D expenses(a)	91	91	—%	1%	(1)%
Total	$830	$824	1%	(2)%	3%

			% Change
	Six Months		(Favorable)/Unfavorable
	2013	2012	Total	Foreign exchange	Operational
Adjusted Cost of Sales(1)	$798	$770	4%	(1)%	5%
As a Percent of Revenue	36.2%	36.0%	NA	NA	NA
Adjusted SG&A Expenses(1)	661	682	(3)%	(1)%	(2)%
Adjusted R&D Expenses(1)	181	184	(2)%	—%	(2)%
Total	$1,640	$1,636	—%	(1)%	1%

(a)
Adjusted cost of sales, adjusted selling, general, and administrative (SG&A) expenses and adjusted research and development (R&D) expenses are defined as the corresponding reported U.S. generally accepted accounting principles (GAAP) income statement line items excluding purchase accounting adjustments, acquisition-related costs, and certain significant items. Reconciliations of certain reported to adjusted information for the quarter and six months ended June 30 2013 and July 1, 2012 are provided in the materials accompanying this report. These adjusted income statement line item measures are not, and should not be viewed as, substitutes for the corresponding U.S. GAAP line items.

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ZOETIS INC.
2013 GUIDANCE

Selected Line Items
Revenue	$4,425 to $4,525 million
Adjusted cost of sales as a percentage of revenue(a)	35% to 36%
Adjusted SG&A expenses(a)	$1,385 to $1,435 million
Adjusted R&D expenses(a)	$385 to $415 million
Adjusted interest expense(a)	Approximately $115 million
Adjusted other(income)/deductions(a)	Approximately $20 million income
Effective tax rate on adjusted net income(a)	Approximately 29.5%
Reported diluted EPS	$1.00 to $1.06
Adjusted diluted EPS(a)	$1.36 to $1.42
Certain significant items(b) and acquisition-related costs	$200 to $240 million

A reconciliation of 2013 adjusted net income and adjusted diluted EPS guidance to 2013 reported net income attributable to Zoetis and reported diluted EPS attributable to Zoetis common shareholders guidance follows:

Full-Year 2013 Guidance
(millions of dollars, except per share amounts)	Net Income	Diluted EPS
Adjusted net income/diluted EPS(a) guidance	~$680 - $710	~$1.36 - $1.42
Purchase accounting adjustments	(35)	(0.07)
Certain significant items(b) and acquisition-related costs	(130 - 160)	(0.26 - 0.32)
Reported net income attributable to Zoetis/diluted EPS guidance	~$500 - $530	~$1.00 - $1.06

(a)
Adjusted net income and its components and adjusted diluted EPS are defined as reported U.S. generally accepted accounting principles (GAAP) net income and its components and reported diluted EPS excluding purchase accounting adjustments, acquisition-related costs and certain significant items. Adjusted cost of sales, adjusted selling, general and administrative (SG&A) expenses, adjusted research and development (R&D) expenses, adjusted interest expense and adjusted other(income)/deductions are income statement line items prepared on the same basis, and, therefore, components of the overall adjusted income measure. Despite the importance of these measures to management in goal setting and performance measurement, adjusted net income and its components and adjusted diluted EPS are non-GAAP financial measures that have no standardized meaning prescribed by U.S. GAAP and, therefore, have limits in their usefulness to investors. Because of the non-standardized definitions, adjusted net income and its components and adjusted diluted EPS (unlike U.S. GAAP net income and its components and diluted EPS) may not be comparable to the calculation of similar measures of other companies. Adjusted net income and its components and adjusted diluted EPS are presented solely to permit investors to more fully understand how management assesses performance. Adjusted net income and its components and adjusted diluted EPS are not, and should not be viewed as, substitutes for U.S. GAAP net income and its components and diluted EPS.

(b)
Primarily includes certain nonrecurring costs related to becoming a standalone public company, such as new branding (including changes to the manufacturing process for required new packaging), the creation of standalone systems and infrastructure, site separation and certain legal registration and patent assignment costs.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2013	2012	Total	Foreign exchange	Operational
Revenue:
Livestock	$670	$665	1%	(2)%	3%
Companion Animal	444	429	3%	(2)%	5%
Total Revenue	$1,114	$1,094	2%	(2)%	4%

U.S.
Livestock	$204	$192	6%	—%	6%
Companion Animal	233	229	2%	—%	2%
Total U.S. Revenue	$437	$421	4%	—%	4%

EuAfME
Livestock	$184	$193	(5)%	(3)%	(2)%
Companion Animal	94	90	4%	(2)%	6%
Total EuAfME Revenue	$278	$283	(2)%	(3)%	1%

CLAR
Livestock	$153	$154	(1)%	(5)%	4%
Companion Animal	60	57	5%	(1)%	6%
Total CLAR Revenue	$213	$211	1%	(3)%	4%

APAC
Livestock	$129	$126	2%	(3)%	5%
Companion Animal	57	53	8%	(5)%	13%
Total APAC Revenue	$186	$179	4%	(3)%	7%

Livestock:
Cattle	$356	$371	(4)%	(2)%	(2)%
Swine	152	142	7%	(2)%	9%
Poultry	137	129	6%	(3)%	9%
Other	25	23	9%	(1)%	10%
Total Livestock Revenue	$670	$665	1%	(2)%	3%

Companion Animal:
Horses	$45	$50	(10)%	—%	(10)%
Dogs and Cats	399	379	5%	(2)%	7%
Total Companion Animal Revenue	$444	$429	3%	(2)%	5%

(a)	For a description of each segment, see Note 17A to Zoetis' combined financial statements included in Zoetis' Form 10-K for the year ended December 31, 2012.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
CONSOLIDATED REVENUE BY SEGMENT(a) AND SPECIES
(UNAUDITED)
(millions of dollars)

	Six Months		% Change
	2013	2012	Total	Foreign exchange	Operational
Revenue:
Livestock	$1,376	$1,356	1%	(2)%	3%
Companion Animal	828	785	5%	(1)%	6%
Total Revenue	$2,204	$2,141	3%	(1)%	4%

U.S.
Livestock	$449	$432	4%	—%	4%
Companion Animal	442	414	7%	—%	7%
Total U.S. Revenue	$891	$846	5%	—%	5%

EuAfME
Livestock	$379	$380	—%	(1)%	1%
Companion Animal	189	178	6%	—%	6%
Total EuAfME Revenue	$568	$558	2%	—%	2%

CLAR
Livestock	$292	$292	—%	(5)%	5%
Companion Animal	92	92	—%	(3)%	3%
Total CLAR Revenue	$384	$384	—%	(4)%	4%

APAC
Livestock	$256	$252	2%	(1)%	3%
Companion Animal	105	101	4%	(4)%	8%
Total APAC Revenue	$361	$353	2%	(3)%	5%

Livestock:
Cattle	$746	$771	(3)%	(1)%	(2)%
Swine	310	285	9%	(1)%	10%
Poultry	270	250	8%	(2)%	10%
Other	50	50	—%	(3)%	3%
Total Livestock Revenue	$1,376	$1,356	1%	(2)%	3%

Companion Animal:
Horses	$87	$95	(8)%	—%	(8)%
Dogs and Cats	741	690	7%	(1)%	8%
Total Companion Animal Revenue	$828	$785	5%	(1)%	6%

(a)	For a description of each segment, see Note 17A to Zoetis' combined financial statements included in Zoetis' Form 10-K for the year ended December 31, 2012.
Certain amounts and percentages may reflect rounding adjustments.

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ZOETIS INC.
SEGMENT EARNINGS(a)
(UNAUDITED)
(millions of dollars)

	Second Quarter		% Change
	2013	2012	Total	Foreign exchange	Operational
U.S.	$254	$227	12%	—%	12%
EuAfME	91	88	3%	2%	1%
CLAR	78	77	1%	(6)%	7%
APAC	71	63	13%	2%	11%
Total Reportable Segments	494	455	9%	—%	9%

Other business activities(b)	(74)	(61)	21%
Reconciling Items:
Corporate(c)	(137)	(104)	32%
Purchase accounting adjustments(d)	(13)	(13)	—%
Acquisition-related costs(e)	(9)	(15)	(40)%
Certain significant items(f)	(43)	14	*
Other unallocated(g)	(31)	(24)	29%
Total Earnings(h)	$187	$252	(26)%

	Six Months		% Change
	2013	2012	Total	Foreign exchange	Operational
U.S.	$488	$444	10%	—%	10%
EuAfME	208	192	8%	(2)%	10%
CLAR	130	131	(1)%	(9)%	8%
APAC	146	134	9%	—%	9%
Total Reportable Segments	972	901	8%	(1)%	9%

Other business activities(b)	(148)	(126)	17%
Reconciling Items:
Corporate(c)	(253)	(233)	9%
Purchase accounting adjustments(d)	(25)	(26)	(4)%
Acquisition-related costs(e)	(15)	(29)	(48)%
Certain significant items(f)	(85)	(17)	*
Other unallocated(g)	(67)	(47)	43%
Total Earnings(h)	$379	$423	(10)%

* Calculation not meaningful

(a)	For a description of each segment, see Note 17A to Zoetis' combined financial statements included in Zoetis' Form 10-K for the year ended December 31, 2012.

(b)	Other business activities reflect the research and development costs managed by our Research and Development organization.

(c)	Corporate includes, among other things, administration expenses, interest expense, certain compensation and other costs not charged to our operating segments.

(d)	Purchase accounting adjustments include certain charges related to the fair value adjustments to inventory, intangible assets and property, plant and equipment not charged to our operating segments.

(e)
Acquisition-related costs can include costs associated with acquiring, integrating and restructuring newly acquired businesses, such as transaction costs, integration costs, restructuring charges and additional depreciation associated with asset restructuring.

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(f)
Certain significant items are substantive, unusual items that, either as a result of their nature or size, would not be expected to occur as part of our normal business on a regular basis. Such items primarily include restructuring charges and implementation costs associated with our cost-reduction/productivity initiatives that are not associated with an acquisition, the impact of divestiture-related gains and losses and certain costs related to becoming a standalone public company.

(g)	Includes overhead expenses associated with our manufacturing operations not directly attributable to an operating segment.

(h)	Defined as income before provision for taxes on income.
Certain amounts and percentages may reflect rounding adjustments.

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